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                                                                    EXHIBIT 11.1

                             CALLAWAY GOLF COMPANY
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                Three months ended September 30,   Nine months ended September 30,
                                                --------------------------------   -------------------------------
                                                    1996               1995             1996              1995
                                                   -------            -------          -------           -------
                                                               (in thousands, except per share data)
Primary earnings per share computation:
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   Net income                                      $38,418            $30,178          $96,810           $74,412
                                                   =======            =======          =======           =======

   Weighted average shares outstanding              67,128             65,858           66,624            67,240
   Dilutive options                                  3,937              2,972            3,766             3,174
                                                   -------            -------          -------           -------

   Common equivalent shares                         71,065             68,830           70,390            70,414
                                                   =======            =======          =======           =======

Primary earnings per share:
   Net income                                      $   .54            $   .44          $  1.38           $  1.06
                                                   =======            =======          =======           =======


Fully diluted earnings per share computation:
------------------------------------------------
   Net income                                      $38,418            $30,178          $96,810           $74,412
                                                   =======            =======          =======           =======

   Weighted average shares outstanding              67,128             65,858           66,624            67,240
   Dilutive options                                  4,052              3,026            4,051             3,257
                                                   -------            -------          -------           -------

   Common equivalent shares                         71,180             68,884           70,675            70,497
                                                   =======            =======          =======           =======

Fully diluted earnings per share:
   Net income                                      $   .54            $   .44          $  1.37           $  1.06
                                                   =======            =======          =======           =======
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